CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

KV Pharmaceutical Company
St. Louis, Missouri


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 2-56793, 2-76173, 33-36400, 33-44927 and
333-199) of our report dated June 18, 1997, relating to the consolidated financial statements of KV Pharmaceutical Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1997.

BDO SEIDMAN, LLP

St. Louis, Missouri
June 18, 1997